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                                                                    EXHIBIT 10.4
HYFED PHASE II AGREEMENT




[FEPET, INC. LOGO]      FIELD EMISSION PICTURE ELEMENT
                                TECHNOLOGY, INC.
                  A subsidiary of SI DIAMOND TECHNOLOGY, INC.
                3006 LONGHORN BLVD., SUITE 107 AUSTIN, TX 78758
    PHONE (512) 339-5020 - FAX (512) 339-5021 - WEBSITE: WWW.CARBONTECH.NET



                                    AGREEMENT

                 MEMBER OF THE HYFED(TM) DEVELOPMENT TEAM PHASE II



         The development of the HyFED(TM) Phase I ended in the summer 2000 with the presentation of a approximately 4" diagonal monochrome HyFED(TM) 1/16 VGA. The conclusion of this phase is that HyFED(TM) could be an elegant solution for large area digital displays and TVs in competition with CRTs and PDPs. The success of this stage induced us to propose the formation of an extended HyFED(TM) team in order to demonstrate a 4" diagonal color HyFED(TM) display as a precursor to a 60" diagonal BigFED.

         The tasks of the HyFED(TM) development team Phase II is to design and implement a 4" diagonal color HyFED(TM) that will have a resolution and all the features that eventually will be incorporated in the 60" BigFED. Furthermore, we will apply all the learning in the Phase I to further secure the success of Phase II.

         Although HyFED(TM) is a breakthrough in what is considered thin CRTs, obviously it is not an easy development. We at FEPET are certain that we can deliver the right carbon film material on a desirable cathode structure, but of course we are lacking experience in phosphor, vacuum packaging, electronic drivers, spacers and metallic foils. All these elements were demonstrated to be achievable in Phase I, but in Phase II we would like to take the development to another stage with manufacturing ability in mind.

         Due to the engineering and manufacturing tasks ahead we would like to invite your company to become a member of our HyFED(TM) team that will include companies from USA, Japan, China and Europe. We would be honored to have your company as a member because we believe that your experience and knowledge in the field would contribute substantially to the success of this project and also that eventually you could become an advocate of this approach.

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HYFED PHASE II AGREEMENT                                                  PAGE 2



Your functions as a member will be as follows:

1.       Be fully informed about all the design phases of the color prototype.

2. Suggest corrections to the design and advise about possible solutions to design issues.

3.       Participate from time to time in the design reviews.

4.       More importantly, ask hard questions. If possible, suggest solutions.

5. Obtain all the information and the reports as the project develops and voice your concerns.

6.       Supply as needed a dedicated part of the prototype as described below:

(a)      Complete HV515 and HV629 development, supply prototypes
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(b)      Supply production quantities of HV515 and HV629
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(c)      Receive $100K for item
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         Basically this agreement has two main functions: as a member to be continuously informed about the HyFED(TM) development, on one hand, and for the HyFED(TM) team to enjoy your tremendous experience and knowledge, on the other hand.

         Although this agreement does not involve any transfer of intellectual property from the HyFED(TM) team to the team member or from the team member to the HYFED(TM) team, each member for their participation in the Phase II will receive the first option to license the developed technology for manufacturing the specific HyFED(TM) component that they contributed to the effort, or/and to license, under the most advantageous conditions, all the technology if they desire to produce the entire HyFED(TM) display. Furthermore, this agreement should not be construed as a transfer of rights of any kind from the HyFED(TM) team to the team member or vice versa. This agreement also does not require any financial transaction between the HyFED(TM) team and the team member.

Agreed upon:

FEPET                                        Supertex, Inc.


--------------------------------
Dr. Zvi Yaniv                                Richard E. Siegel
                                             Executive V.P.

Date: February 6, 2001                       Date: February 1, 2001